EXHIBIT 35

J.P.Morgan
Securities Ltd.

P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
Operator: 020-7600-2300
Fax: 020-7325-8205

                                                               8 February 2002
      Pirelli Finance (Luxembourg) S.A
      13, boulevard du Prince Henri
      R.C. Luxembourg B 58.442

      Contact: Mr Bernard Huppert
      Fax: 00 44 20 7355 0726
      Ref: 1137575

                           RE: SHARE SWAP TRANSACTION
                               ----------------------

           The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the Share Swap Transaction entered into between JPMORGAN CHASE BANK ("JPMORGAN") and PIRELLI FINANCE (LUXEMBOURG) S.A. (the "COUNTERPARTY" and, together with JPMorgan, the "PARTIES") on the Trade Date specified below (the "TRANSACTION"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below and supersedes all or any prior oral agreements in relation to the Transaction.

           The definitions and provisions contained in the 2000 ISDA Definitions (the "SWAP DEFINITIONS") and in the 1996 ISDA Equity Derivatives Definitions (as amended and supplemented by the 1998 ISDA Euro Definitions) (the "EQUITY DEFINITIONS" and, together with the Swap Definitions, the "DEFINITIONS"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.

           References in this Confirmation to "Transaction" shall be deemed to be references to "Swap Transaction" for the purposes of interpreting the Swap Definitions, and references in the Swap Definitions to "Swap Transaction" shall be deemed to be references to "Transaction" for the purposes of interpreting this Confirmation.

1. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts promptly to negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) the ("ISDA FORM"), with such modifications as you and we will in good faith agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation, except as expressly modified below. Until we execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "CONFIRMATION") confirming transactions (each a "TRANSACTION") entered into


                     A SUBSIDIARY OF J.P. MORGAN CHASE & CO.
                       INCORPORATED WITH LIMITED LIABILITY
                 AS A NEW YORK STATE CHARTERED COMMERCIAL BANK.
      REGISTERED IN ENGLAND BRANCH NUMBER BR000746. AUTHORISED BY THE FSA.
          REGISTERED BRANCH ADDRESS 125 LONDON WALL, LONDON, EC2Y 5AJ.
                   HEAD OFFICE 270 PARK AVENUE, NEW YORK, USA.


Ref: 1137575
AKLY


NY2:\1127211\01\_5RF01!.DOC\67793.0060
between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule except for the election of English law as the governing law and U.S. Dollars as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for purposes of this Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

       Trade Date:                           11 December 2001 (as amended on 12,
                                             13 and 14 December 2001).

       Effective Date:                       19 December 2001.

       Termination Date:                     The Equity Payment Date (unless
                                             Physical Settlement is applicable,
                                             in which case, the Termination Date
                                             will be the Settlement Date), in
                                             each case subject to the provisions
                                             of paragraph 6(b) (Additional
                                             Termination Events).

       Shares:                               The ordinary shares of Olivetti
                                             S.p.A. (RIC Code: OLIV.MI).

       Bonds: 1.5% convertible bonds due 2010 (ISIN: IT0003187215), issued by Olivetti S.p.A.

       Issuer:                               Olivetti S.p.A.

       Exchange(s):                          (i) in relation to the Shares, the
                                             Milan Stock Exchange; and (ii) in
                                             relation to the Bonds (as defined
                                             in paragraph 6(a) (Substitution by
                                             Bonds)), not applicable.

       Related Exchange:                     Not applicable.

       Business Days:                        TARGET Settlement Day.

       Exchange Business Day:                (i) in relation to the Shares, as
                                             defined in Section .20 of the
                                             Equity Definitions, provided that
                                             the words "and each Related
                                             Exchange" and "or each Related
                                             Exchange" in lines 2 and 3 shall be
                                             deleted; and (ii) in relation to
                                             the Bonds (as defined in paragraph
                                             6(a) (Substitution by Bonds)), a
                                             Clearance System Business Day.

Equity Amounts payable by JPMorgan:
-----------------------------------

       Equity Amount Payer:                  JPMorgan.

       Number of Shares:                     As at the Effective Date,
                                             100,000,000 (one hundred million),
                                             but subject to adjustment in
                                             accordance with paragraph 6(a)
                                             (Substitution by Bonds) below.

       Number of Bonds:                      As at the Effective Date, 0 (zero),
                                             but subject to adjustment in
                                             accordance with paragraph 6(a)
                                             (Substitution by Bonds) below.

       Equity Notional Amount:               An amount equal to the product of:

                                             (i)  the Initial Price; and

                                             (ii) the sum of: (a) the Number
                                             of Shares and(b) the Number of
                                             Bonds.

       Equity Payment Date:                  The third Business Day immediately
                                             following the later in time of the
                                             Valuation Date and the Final
                                             Disposal Date, PROVIDED that if:
                                             (i) the Number of Bonds is zero,
                                             the Equity Payment Date shall be
                                             the third Business Day immediately
                                             following the Valuation Date; and
                                             (ii) the Number of Shares is
                                             reduced to zero pursuant to the
                                             provisions of paragraph 6(a)
                                             (Substitution by Bonds) below, the
                                             Equity Payment Date shall be the
                                             third Business Day immediately
                                             following the Final Disposal Date.

       Type of Return:                       Total Return.

       Equity Amount:                        In respect of the Equity Amount
                                             Payment Date, an amount in EUR
                                             determined by the Calculation Agent
                                             equal to the sum of:

                                             (i) the product of: (a) the Number
                                             of Shares, and (b) the Shares Final
                                             Price minus the Initial Price; and

                                             (ii) the product of: (a) the Number
                                             of Bonds, and (b) the Bonds Final
                                             Price minus the Initial Price.


       Initial Price:                        EUR 1.4213.

       Shares Final Price:                   The arithmetic mean of the Relevant
                                             Prices of the Shares on each
                                             Averaging Date.

       Bonds Final Price:                    Either:

                                             (i) a price in EUR per Bond, as
                                             determined by the Calculation
                                             Agent, equal to the weighted
                                             average of the prices received by
                                             JPMorgan in respect of any sale of
                                             the Number of Bonds on the Disposal
                                             Dates, net of stamp duty or other
                                             taxes or duties (if any) payable by
                                             JPMorgan in respect thereof; or

                                             (ii) in the event that any Number
                                             of Bonds remain unsold by JPMorgan
                                             on the Final Disposal Date
                                             notwithstanding JPMorgan's best
                                             efforts to sell them, then:

                                             (a) JPMorgan shall offer such
                                             remaining Number of Bonds to such
                                             potential purchaser as may be
                                             identified by Counterparty to
                                             JPMorgan within two Exchange
                                             Business Days of the Final Disposal
                                             Date, and the Bonds Final Price
                                             shall be the weighted average of
                                             the price determined in accordance
                                             with (i) above and the price
                                             received by JPMorgan in respect of
                                             the sale of such remaining Number
                                             of Bonds to such potential
                                             purchaser; or

                                             (b) if Counterparty does not
                                             identify a potential purchaser to
                                             JPMorgan or if such potential
                                             purchaser does not purchase such
                                             remaining Number of Bonds, then the
                                             Bonds Final Price shall be the
                                             weighted average of the price
                                             determined in accordance with (i)
                                             above and, in respect of such
                                             remaining Number of Bonds, a price
                                             in EUR per Bond (the "DETERMINED
                                             BOND Price") determined by the
                                             Calculation Agent based upon
                                             quotations from Reference
                                             Market-makers. If more than three
                                             quotations are provided, the
                                             Determined Bond Price will be the
                                             arithmetic mean of the quotations,
                                             without regard to the quotations
                                             having the highest and lowest
                                             values. If exactly three such
                                             quotations are provided, the
                                             Determined Bond Price will be the
                                             quotation remaining after
                                             disregarding the highest and lowest
                                             quotations. For this purpose, if
                                             more than one quotation has the
                                             same highest value or lowest value,
                                             then one of such quotations shall
                                             be disregarded. If fewer than three
                                             quotations are provided, then the
                                             Determined Bond Price will be the
                                             arithmetic mean of the quotations.
                                             If no quotations are provided, then
                                             the Determined Bond Price will be
                                             as agreed between the Parties.

       Relevant Price:                       In respect of an Averaging Date,
                                             the official closing price (Prezzo
                                             di Riferimento) of the Shares
                                             (expressed in EUR as a price per
                                             Share) on such Averaging Date.

       Valuation Time:                       The close of trading on the
                                             Exchange.

       Valuation Date:                       The last occurring Averaging Date.

       Averaging Dates:                      Each of the ten Exchange Business
                                             Days from, and including, the
                                             Scheduled Initial Averaging Date.

       Scheduled Initial Averaging Date:     1 December 2006 (the "ORIGINAL
                                             SCHEDULED INITIAL AVERAGING DATE"),
                                             subject to the provisions of "Early
                                             Termination - Cash Settlement"
                                             below.

       Averaging Date Market Disruption:     Modified Postponement.

       Disposal Dates:                       Each of the ten Exchange Business
                                             Days from, and including, the
                                             Scheduled Initial Averaging Date
                                             (the tenth Exchange Business Day
                                             being the "FINAL DISPOSAL DATE").

       Dividend Amount:                      An amount equal to:

                                             (i) in respect of the Shares, the
                                             product of: (a) each dividend
                                             declared by the Issuer (including
                                             without limitation all interest
                                             and/or principal distributions), if
                                             any, whose ex-dividend date falls
                                             during the period from, and
                                             including, the Effective Date to,
                                             and including the Termination Date
                                             (each a "RELEVANT DIVIDEND"),
                                             before any deduction for, or on
                                             account of, any withholding tax,
                                             stamp tax, or any other tax,
                                             duties, fees or commissions
                                             deductible by, or on behalf of, the
                                             Issuer in respect of such dividend,
                                             but excluding any tax credit, and
                                             (b) the Number of Shares on the
                                             Exchange Business Day immediately
                                             preceding the relevant ex-dividend
                                             date; and

                                             (ii) in respect of the Bonds, the
                                             product of: (a) each coupon payable
                                             in respect of such Bonds in the
                                             period from, and including, the
                                             Effective Date to, and including,
                                             the Termination Date (each, a
                                             "RELEVANT COUPON"), after any
                                             deduction for, or on account of,
                                             any withholding tax, stamp tax, or
                                             any other tax, duties, fees or
                                             commissions deductible by, or on
                                             behalf of, the Issuer in respect of
                                             such coupon, and (b) the Number of
                                             Bonds on the Business Day
                                             immediately preceding the date on
                                             such Relevant Coupon is payable to
                                             holders of such Bonds (the "COUPON
                                             PAYMENT DATE").

       Dividend Payment Date:                In respect of each Dividend Amount,
                                             the date which is one Business Day
                                             following (in the case of the
                                             Shares) the date on which the
                                             Relevant Dividend is paid by the
                                             Issuer to holders of record of the
                                             Shares or (in the case of the
                                             Bonds) the Coupon Payment Date,
                                             PROVIDED that, in the case of the

                                             Shares, where a Relevant Dividend
                                             is due to be paid by the Issuer
                                             after the Termination Date, the
                                             relevant Dividend Amount shall be
                                             paid by the Equity Amount Payer on
                                             the Termination Date
                                             notwithstanding the fact that the
                                             Issuer has not yet paid such
                                             Relevant Dividend to holders of
                                             record of the Shares.

                                             In the event that the Relevant
                                             Dividend falls due to be paid by
                                             the Issuer after the Termination
                                             Date but is not actually paid by
                                             such Issuer to holders of record of
                                             the Shares by the third Business
                                             Day following the relevant due date
                                             (the "REIMBURSEMENT DATE") then the
                                             Floating Amount Payer shall pay to
                                             the Equity Amount Payer, on such
                                             Reimbursement Date, an amount equal
                                             to the Dividend Amount calculated
                                             by reference to such Relevant
                                             Dividend and paid by the Equity
                                             Amount Payer on the Termination
                                             Date. The obligation of the
                                             Floating Amount Payer to make any
                                             payment under this provision shall
                                             survive, and will remain in full
                                             force and effect in spite of, the
                                             termination of the Transaction.

       Re-investment of Dividends:           Inapplicable.

       Counterparty Optional Early
       Termination:                          Counterparty may, by giving to
                                             JPMorgan written notice on any
                                             Business Day in the period
                                             commencing on, but excluding, the
                                             Effective Date and ending on, and
                                             including, the third Business Day
                                             prior to the Original Scheduled
                                             Initial Averaging Date (as defined
                                             above), elect to terminate this
                                             Transaction by way of either:

                                             (i) physical settlement, in which
                                             case the provisions of paragraph
                                             "Physical Settlement" below shall
                                             apply in place of the obligation of
                                             the Equity Amount Payer to pay the
                                             Equity Amount pursuant to this
                                             paragraph "Equity Amounts payable
                                             by JPMorgan"; or

                                             (ii) cash settlement, in which case
                                             the provisions of paragraph "Early
                                             Termination - Cash Settlement"
                                             below shall apply in place of the
                                             obligation of the Equity Amount
                                             Payer to pay the Equity Amount
                                             pursuant to this paragraph "Equity
                                             Amounts payable by JPMorgan".

Physical Settlement:
-------------------

      If Counterparty has notified JPMorgan pursuant to "Equity Amounts payable by JPMorgan - Counterparty Optional Early Termination" above that it wishes to terminate this Transaction by way of physical settlement, then the provisions of Article 6 (Physical Settlement of Options) of the Equity Definitions shall be applicable as if this Transaction were a Call Option with the following additional provisions:

       Buyer:                                Counterparty.

       Seller:                               JPMorgan.

       Settlement Price:                     Either:

                                             (i) if the Parties have entered
                                             into a replacement Transaction
                                             which has the effect of preserving
                                             for the Parties the economic
                                             equivalent of any payment or
                                             delivery (whether the underlying
                                             obligation was absolute or
                                             contingent and assuming the
                                             satisfaction of each applicable
                                             condition precedent) by the Parties
                                             under Section 2(a)(i) of the
                                             Agreement in respect of this
                                             Transaction that would, but for the
                                             early termination of this
                                             Transaction, have been required
                                             after such termination, an amount
                                             equal to the Equity Notional
                                             Amount; or

                                             (ii) in all other circumstances, an
                                             amount equal to the sum of: (a) the
                                             Equity Notional Amount; and (b) the
                                             Breakage Amount.

       Breakage Amount:                      An amount determined by the
                                             Calculation Agent in good faith and
                                             in a reasonably commercial manner
                                             to be the present value of an
                                             amount equal to the Breakage Rate
                                             applied to the Notional Amount for
                                             the period from, and including, the
                                             Settlement Date to, but excluding,
                                             19 December 2006.

       Breakage Rate:                        A rate as determined by the
                                             Calculation Agent in good faith and
                                             in a reasonably commercial manner,
                                             subject to a maximum of 1.10 per
                                             cent. per annum.

       Number of Shares to be Delivered:     The sum of: (i) an amount of Shares
                                             equal to the Number of Shares and
                                             (ii) an amount of Bonds equal to
                                             the Number of Bonds.

       Clearance System:                     (i) in the case of the Shares,
                                             Monte Titoli S.p.A. and (ii) in the
                                             case of the Bonds, Euroclear Bank
                                             S.A./N.V., as operator of
                                             Euroclear.

       Exercise Date:                        The Business Day on which
                                             Counterparty notifies JPMorgan
                                             pursuant to "Equity Amounts payable
                                             by JPMorgan - Counterparty Optional
                                             Early Termination" above that it
                                             wishes to terminate this
                                             Transaction by way of physical
                                             settlement.

       Failure to Deliver:                   Not applicable.


Early Termination - Cash Settlement:
------------------------------------

      If Counterparty has notified JPMorgan pursuant to "Equity Amounts payable by JPMorgan - Counterparty Optional Early Termination" above that it wishes to terminate this Transaction by way of cash settlement, then the provisions of "Equity Amounts payable by JPMorgan" above shall be applicable, provided that:

        (i) the Business Day following the Business Day on which Counterparty notifies JPMorgan pursuant to "Equity Amounts payable by JPMorgan - Counterparty Optional Early Termination" above that it wishes to terminate this Transaction by way of cash settlement shall be deemed to be the "SCHEDULED INITIAL AVERAGING DATE"; and

        (ii) unless the Parties have entered into a replacement Transaction which has the effect of preserving for the Parties the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the Parties under
             Section 2(a)(i) of the Agreement in respect of this Transaction that would, but for the early termination of this Transaction, have been required after such termination, Counterparty shall pay to JPMorgan on the Termination Date an amount equal to the Breakage Amount (as defined in "Physical Settlement" above, provided that, for the purposes hereof, the reference therein to "Settlement Date" shall be intrepreted as a reference to "Termination Date").


Floating Amounts payable by Counterparty:
-----------------------------------------

       Floating Amount Payer:                Counterparty.

       Notional Amount:                      The Equity Notional Amount.

       Floating Rate Payer
       Payment Dates:                        19 March, 19 June, 19 September and
                                             19 December in each year in the
                                             period commencing on, and
                                             including, 19 March 2002 and ending
                                             on, and including, the Termination
                                             Date, in each case subject to
                                             adjustment in accordance with the
                                             Modified Following Business Day
                                             Convention.

       Floating Rate for initial
       Calculation Period:                   3.349 per cent.

       Floating Rate Option:                 EUR-EURIBOR-Telerate.

       Designated Maturity:                  Three months.

       Spread:                               Plus 1.43 per cent.

       Floating Rate Day Count Fraction:     Actual/360.

       Reset Dates:                          The first day of each Calculation
                                             Period.

Adjustments:
------------

       Method of Adjustment:                 Options Exchange Adjustment.

       Options Exchange:                     The Milan Stock Exchange.


Extraordinary Events:
---------------------

       Consequences of Merger Events:

       (a)   Share-for-Share:                Alternative Obligation.

       (b)   Share-for-Other:                Upon the occurrence of any
                                             Share-for-Other Merger Event, the
                                             Calculation Agent shall either (i)
                                             (1) make such adjustment to the
                                             exercise, settlement, payment or
                                             any other variable to the terms of
                                             the Transaction as it determines
                                             appropriate to account for such
                                             Merger Event and (2) determine the
                                             effective date of any such
                                             adjustment or (ii) if it is not
                                             practicable to make such an
                                             adjustment, notify the Parties that
                                             the relevant consequence shall be
                                             "Cancellation and Payment" in which
                                             case the provisions of Section
                                             9.3(c)(ii) of the Equity
                                             Definitions shall apply.

       (c)   Share-for-Combined:             Upon the occurrence of any
                                             Share-for-Combined Merger Event,
                                             the Calculation Agent shall either
                                             (i) (1) make such adjustment to the
                                             exercise, settlement, payment or
                                             any other variable to the terms of
                                             the Transaction as it determines
                                             appropriate to account for such
                                             Merger Event and (2) determine the
                                             effective date of any such
                                             adjustment or (ii) if it is not
                                             practicable to make such an
                                             adjustment, notify the Parties that
                                             the relevant consequence shall be
                                             "Cancellation and Payment" in which
                                             case the provisions of Section
                                             9.3(d)(ii) of the Equity
                                             Definitions shall apply.

Nationalisation or Insolvency:               Negotiated Close-out.
------------------------------

3.         Calculation Agent:                JPMorgan.

4.         Account Details:
           ----------------

           (a) Account for EUR payments to JPMorgan:

             Pay: J.P.   Morgan AG, Frankfurt
             A/C No:     6231400604
             Favour:     JPMorgan Chase Bank, London
             SWIFT:      CHASDEFX

           (b) Accounts for payments to Counterparty:

             Pay:         Deutsche Bank AG, Frankfurt
             A/C No:     306.962-02-004
             Favour:     Pirelli Int. Ltd
             SWIFT:      DEUTDEFF

             Accounts for delivery of Shares to Counterparty:
             To be advised.

             Accounts for delivery of Bonds to Counterparty:

                         Euroclear
             SWIFT:      MGTCBEBE
             A/C No:     92881 A/C
             Name:       Pirelli Int. Ltd

5.         Offices:
           --------

           (a) The Office of JPMorgan for the Transaction is:

                     JPMorgan Chase Bank
                     London Branch
                     P.O. Box 161
                     60 Victoria Embankment
                     London EC4Y 0JP
                     Attention: EDG Middle Office
                     Telecopy No.: + 44 20 7325-8205
                     Telephone No.: + 44 20 7325-1661

            (b) The Office of Counterparty for the Transaction is:

                     Pirelli Finance (Luxembourg) S.A.
                     13, boulevard du Prince Henri
                     R.C. Luxembourg B 58.442
                     Contact: Mr Bernard Huppert
                     Fax: 00 44 20 7355 0726

6.         Other Provisions:
           ----------------

           (a) Substitution by Bonds

           (i) Counterparty may, on any London Banking Day in the period commencing on, and including, the Effective Date and ending on, but excluding, the fifth Business Day prior to the earlier of the Exercise Date (as defined in "Physical Settlement" above) and the Scheduled Initial Averaging Date, notify JPMorgan that it wishes to replace an amount (the "REPLACED SHARES AMOUNT") of Shares (which may be all or some only of the remaining Number of Shares) with an amount of Bonds (the "REPLACING BONDS AMOUNT") on the basis of one Share for one Bond (such notice being the "SUBSTITUTION REQUEST").

           (ii) Counterparty may also identify a Potential Bond Seller and specify the relevant Substitution Cash Amount in the Substitution Request.

                      For the purposes hereof, "POTENTIAL BOND SELLER" means an institution identified by Counterparty: (1) which is a leading market dealer; (2) to whom JPMorgan is permitted by all applicable laws and regulations and any internal regulations and/or policy to transfer the Replaced Shares Amount; and (3) which is willing to deliver to JPMorgan the Replacing Bonds Amount in exchange for the delivery to it of the Replaced Shares Amount and the payment to it of a cash amount (the "POTENTIAL BOND SELLER CASH AMOUNT").

           (iii) Following receipt of any such Substitution Request, JPMorgan shall elect either:

                      (1) to enter into a transaction with the Potential Bond Seller, pursuant to which JPMorgan will deliver the Replaced Shares Amount and pay the Potential Bond Seller Cash Amount and receive delivery of the Replacing Bonds Amount; or

                      (2) to arrange otherwise for the replacement of the Replaced Shares Amount by the Replacing Bonds Amount, which arrangements shall include the payment of a cash amount (the "SUBSTITUTION CASH AMOUNT"), which shall be equal to the Potential Bond Seller Cash Amount proposed by the Potential Bond Seller (if any), and, in each case, JPMorgan shall determine the date (the "REPLACEMENT DATE") for the replacement of the Replaced Shares Amount by the Replacing Bonds Amount (which shall be based upon the standard settlement cycle in respect of the Shares and the Bonds following Counterparty's approval pursuant to (iv) below), and shall then notify Counterparty of such Replacing Bonds Amount, Replacement Date and Potential Bond Seller Cash Amount or Substitution Cash Amount (as the case may be) to seek Counterparty's prior approval.

           (iv) Following such notification (the "APPROVAL REQUEST") by JPMorgan to Counterparty pursuant to (iii) above, and subject to Counterparty's approval and consequent payment of the Potential Bond Seller Cash Amount or Substitution Cash Amount (as the case may be) to JPMorgan, then, with effect from the Replacement Date:

                      (1) the Number of Shares shall be reduced by an amount equal to the Replaced Shares Amount; and

                      (2) the Number of Bonds shall be increased by an amount equal to the Replacing Bonds Amount.

           (v) Following any replacement of the Replaced Shares Amount by the Replacing Bonds Amount pursuant to this paragraph 6(a) (Substitution by Bonds), the Calculation Agent may notify (the "ADDITIONAL ADJUSTMENTS NOTIFICATION") the Parties of such additional adjustment(s) (the "ADDITIONAL ADJUSTMENT(S)") that it determines to be appropriate to any variable, calculation methodology, valuation, settlement, payment terms or any other terms in respect of this Transaction to account for such replacement.

           (vi) If Counterparty has not agreed with such proposed additional adjustments within three Business Days of the relevant Additional Adjustments Notification, then each Party will promptly select a leading, independent dealer in equity swaps and such dealers shall agree on a third party (who shall also be a leading, independent dealer in equity swaps), who shall notify the Parties of, and make, any Additional Adjustment(s). The costs, fees and expenses (if any) relating to the appointment of a third party shall be borne equally by both Parties.

           (vii) Notwithstanding the replacement of any Replaced Shares Amount by the corresponding Replacing Bonds Amounts, the provisions of Article 9 of the Equity Definitions (as amended by "Adjustments", "Extraordinary Events" and "Nationalisation or Insolvency" above) and paragraph 6(b) (Additional Termination Events) below will remain unaffected by such replacement.

(b)        Additional Termination Events

           (i) Each of the following shall constitute an Additional Termination Event for the purposes of the Agreement, with Counterparty as the sole Affected Party and this Transaction as the sole Affected Transaction:

                      (1) If on any day (the "DETERMINATION DATE") the official closing price (Prezzo di Riferimento) per Share is less than the Barrier Price for at least three consecutive Exchange Business Days during the Observation Period, unless Counterparty notifies JPMorgan on or prior to the Business Day immediately following the Determination Date that it shall transfer Eligible Credit Support to JPMorgan pursuant to the provisions of paragraph 6(c) (Credit Support Provisions) below.

                      (2)        If Counterparty ceases to be 100 per cent.
                                 owned, directly or indirectly, by Pirelli
                                 S.p.A., unless Pirelli S.p.A. promptly
                                 undertakes to provide, and does provide within 5 Business Days, to JPMorgan a guarantee in respect of all of Counterparty's obligations under this Transaction, in a form acceptable to JPMorgan.

           (ii)       For the purposes of this Transaction:

                      "BARRIER PRICE" means EUR 0.875 per Share.

                      "OBSERVATION PERIOD" means the period commencing on, and including, the Effective Date and ending on, and including, the Termination Date.

           (c)        Credit Support Provisions

                      (i) If Counterparty notifies JPMorgan, pursuant to paragraph 6(b)(i)(1) above, that it shall transfer Eligible Collateral Support, then, subject to (ii) below, the Parties agree that the terms of the 1994 ISDA Credit Support Annex (New York law), as amended by the terms in
                                 (iii) below, shall apply as if the Parties had executed the same (such Credit Support Annex being the "ANNEX"). For the avoidance of doubt, any obligations arising in respect of such Annex in connection with an Event of Default or a Specified Condition in respect of this Transaction shall survive, and remain in full force and effect in spite of, the termination of this Transaction.

                      (ii) The terms of the Annex requires the Pledgor to transfer Eligible Collateral only in respect of this Transaction (the "RELEVANT TRANSACTION"). Accordingly, for the purpose of calculating "Delivery Amount" and "Return Amount" (but for no other purpose), the Secured Party's Exposure
                                 (a) under the Annex, shall be calculated as if the Relevant Transaction was the only Transaction entered into pursuant to the Agreement and (b) under any future Credit Support Annex which may be entered into between the parties, as if the Relevant Transaction was not a Transaction under the Agreement.

                      (iii) The Parties agree that the following shall constitute Paragraph 13 for the purposes of the
                                 Annex:


           "PARAGRAPH 13. ELECTIONS AND VARIABLES

           DEFINITIONS. All terms defined in the Relevant Confirmation, and not otherwise defined in this Annex, shall have the same meanings when used herein.

           ONE-WAY TRANSFERS. This Annex provides for one-way Transfers of Eligible Collateral by Counterparty to JPMorgan only. Accordingly, all references to "Secured Party" mean JPMorgan and all references to "Pledgor" mean Counterparty.

           (1) SECURITY INTEREST FOR "OBLIGATIONS". The term "OBLIGATIONS" as used in this Annex means the obligations of the Pledgor in respect of the Share Swap Transaction with Trade Date 11 December 2001 (as amended on 12, 13 and 14 December 2001), as evidenced by a confirmation dated 8 February 2002 between JPMorgan and Counterparty ("the RELEVANT CONFIRMATION").

           (2)        CREDIT SUPPORT OBLIGATIONS.

                      (A) DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

                                 (1)        "DELIVERY AMOUNT" will have the
                                            meaning specified in Paragraph 3(a).

                                 (2)        "RETURN AMOUNT" shall have no
                                            meaning with respect to this Annex,
                                            unless the official closing price
                                            (Prezzo di Riferimento) per Share of
                                            the Shares is greater than EUR 1.10
                                            per Share for at least three
                                            consecutive Exchange Business Days
                                            during the Observation Period, in
                                            which case "Return Amount" shall
                                            have the meaning specified in
                                            Paragraph 3(b).

                                 (3)        "CREDIT SUPPORT AMOUNT" will have
                                            the meaning specified in Paragraph
                                            3(b).

                                 (4)        EXPOSURE. For the purposes of
                                            determining "Delivery Amount" and
                                            "Return Amount" only, "Exposure"
                                            means for any Valuation Date or
                                            other date for which Exposure is
                                            calculated and subject to Paragraph
                                            5 in the case of dispute, the
                                            product of:

                                            (1) the sum of Number of Shares and
                                            the Number of Bonds; and

                                            (2) the Initial Price minus the
                                            official closing price (Prezzo di
                                            Riferimento) per Share of the Shares
                                            on such Valuation Date.

                      (B) ELIGIBLE COLLATERAL. The following items will qualify as "ELIGIBLE COLLATERAL":

                                 (1)        Cash in United States dollars or
                                            Euro (Valuation Percentage: 100 per
                                            cent.).

                                 (2) Negotiable debt obligations issued by the U.S. Treasury Department having a remaining time to maturity of one year or less from the Valuation Date (Valuation
                                            Percentage: 99 per cent.).

                                 (3) Negotiable debt obligations issued by the U.S. Treasury Department having a remaining time to maturity of more than one year but less than ten years from the Valuation Date (Valuation Percentage: 98 per cent.).

                                 (4) Negotiable debt obligations issued by the U.S. Treasury Department having a remaining time to maturity of ten years or more from the Valuation Date (Valuation
                                            Percentage: 96 per cent.).

                      (C) OTHER ELIGIBLE SUPPORT. There shall be no "OTHER ELIGIBLE SUPPORT" for the purposes of this Annex.

                      (D)        THRESHOLDS.

                                 (1)        "INDEPENDENT AMOUNT" means EUR 0.

                                 (2)        "THRESHOLD" means EUR 0.

                                 (3) "MINIMUM TRANSFER AMOUNT" means EUR 1,000,000.

                                 (4)        ROUNDING. The Delivery Amount and
                                            the Return Amount will be rounded up
                                            and down, respectively, to the
                                            nearest integral multiple of EUR
                                            10,000.

           (3)        VALUATION AND TIMING.

                      (A)        "VALUATION AGENT" means JPMorgan.

                      (B)        "VALUATION DATE" means any Local Business Day.

                      (C) "VALUATION TIME" means the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

                      provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

                      (D) "NOTIFICATION TIME" means by 1:00 p.m., London time, on a Local Business Day.

                      (E) EVENTS OF DEFAULT. Paragraph 7(i) of the Credit Support Annex is hereby amended by deleting the words "two Local Business Days" in the third line thereof and replacing it with the words "one Local Business Day".

           (4) CONDITIONS PRECEDENT. With respect to the Secured Party, an Illegality (if JPMorgan is the Affected Party with respect to such Termination Event) will be a "Specified Condition". With respect to Counterparty, an Illegality and any Additional Termination Event (if Counterparty is the Affected Party with respect to such Termination Events) will be a "Specified Condition".

           (5)        Substitution.

                      (A) "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

                      (B)        CONSENT. Applicable.

           (6)        Dispute Resolution.

                      (A) "RESOLUTION TIME" means 1:00 p.m., London time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 5.

                      (B) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

                                 (1)        with respect to any Eligible
                                            Collateral except Cash, the sum of
                                            (1) (x) the mean of the high bid and
                                            low asked prices quoted on such date
                                            by any principal market maker for
                                            such Eligible Collateral chosen by
                                            the Disputing Party, or (y) if no
                                            quotations are available from a
                                            principal market maker for such
                                            date, the mean of such high bid and
                                            low asked prices as of the day, next
                                            preceding such date, on which such
                                            quotations were available, plus (2)
                                            the accrued interest on such
                                            Eligible Collateral (except to the
                                            extent Transferred to a party
                                            pursuant to any applicable provision
                                            of this Agreement or included in the
                                            applicable price referred to in (1)
                                            of this clause (A)) as of such date;
                                            multiplied by the applicable
                                            Valuation Percentage.

                      (C)        The provisions of Paragraph 5 will apply.

           (7)        Holding and Using Posted Collateral.

                      (A)        ELIGIBILITY TO HOLD POSTED COLLATERAL;
                                 CUSTODIANS. JPMorgan will be entitled to hold Posted Collateral itself or through a Custodian pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

                                 (1)        JPMorgan is not a Defaulting Party.

                                 (2) The Custodian is a Bank (as defined in the Federal Deposit Insurance
                                            Act) whose rating with respect to
                                            its long term unsecured,
                                            unsubordinated indebtedness is at
                                            least equal to the rating of the
                                            long term unsecured, unsubordinated
                                            indebtedness of JPMorgan by Standard
                                            & Poor's Ratings Services, a
                                            division of The McGraw Hill
                                            Companies, ("S&P") Inc. or by
                                            Moody's Investors Service, Inc
                                            ("Moody's").

                      (B) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c)(i) will not be applicable to JPMorgan except in respect of Posted Collateral in the form of cash.

           (8)        Distributions and Interest Amount.

                      (A) INTEREST RATE. The "INTEREST RATE" means, with respect to Eligible Credit Support in the form of: (i) EUR, the EONIA rate, the rate for deposits in euros designated as such and sponsored jointly by the European Banking Federation and ACI - The Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing such rates); or as published in another source mutually agreed by the parties; and (ii) USD, the rate set forth for that day opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated "H.15(519)", or any successor publication, published by the Board of Governors of the Federal Reserve System.

                      (B) TRANSFER OF INTEREST AMOUNT. The transfer of the Interest Amount will be made monthly on the second Local Business Day of each calendar month.

                      (C) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

           (9)        Additional Representations.

                      None.

           (10)       Other Eligible Support and Other Posted Support.

                      (A) "VALUE" shall have no meaning with respect to Other Eligible Support and Other Posted Support.

                      (B) "TRANSFER" shall have no meaning with respect to Other Eligible Support and Other Posted Support.

           (11)       Demands and Notices.

           All demands, specifications and notices made by a party to this Annex will be made pursuant to the Offices Section of the Relevant Confirmation."

(d) Set-off. Section 6 of the Agreement shall be amended by the addition of a new paragraph (f) as set out below:

           "(f) Set-off. Any amount (the "EARLY TERMINATION AMOUNT") payable to one party (the "PAYEE") by the other party (the "PAYER") under
           Section 6(e) will, at the option of the Non-defaulting Party, in circumstances where there is a Defaulting Party, or the party that is not an Affected Party, in circumstances where there is a Termination Event that affects this Transaction and all other Transactions under the Agreement (with two days prior notice to the other party) be reduced by its set-off against any amount(s) (the "OTHER AGREEMENT AMOUNT") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee (or, in the case where JPMorgan is the Payee, the Payee or an Affiliate of the Payee) to the Payer (or, in the case where JPMorgan is the Payer, the Payer or an Affiliate of the Payer) irrespective of the currency, place of payment or booking office of the obligation, under any other agreement(s), instrument(s) or undertaking(s) between or in favour of the Payee (or, in the case where JPMorgan is the Payee, the Payee or an Affiliate of the Payee) and (or in favour of) the Payer (or, in the case where JPMorgan is the Payer, the Payer or an Affiliate of the Payer) (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). The Non-defaulting Party or the party that is not an Affected Party (as applicable) will give notice to the other party of any set-off effected under this Section 6(f). For this purpose, the Nondefaulting Party or the party that is not an Affected Party (as applicable) may convert the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) into another currency at the rate of exchange at which that party is able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such other currency. If an obligation is unascertained, the Non-defaulting Party or the party that is not an Affected Party (as applicable) may in good faith estimate that obligation and set-off in respect of the estimate, subject to that party accounting to the other party when the obligation is ascertained. Where the party making the estimate is a party that is not an Affected Party, the parties shall use their reasonable endeavours to agree such estimate prior to any set-off being effected in respect of such estimate.

           Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

(e) Cross Default. In respect of this Transaction, the "Cross Default" provisions of Section 5(a)(vi) will not apply to either Party.

(f) No Reliance. Each party represents that (i) it is entering into the Transaction evidenced hereby as principal (and not as agent or in any other capacity); (ii) the other party is not acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in the Agreement or this Confirmation; (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the other party; and (v) it is entering into this Transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

(g) Time of Dealing. The time of dealing will be confirmed by JPMorgan upon written request.

(h) Private Customer. Each party represents that it is not a private customer as defined in the Rules of The Financial Services Authority.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it by mail or facsimile transmission to the Documentation Contact indicated above.



     Very truly yours,

J.P. MORGAN SECURITIES LTD., AS AGENT FOR
JPMORGAN CHASE BANK

By:
    ---------------------------------------
Name:
Title:


CONFIRMED AS OF THE DATE FIRST ABOVE WRITTEN:

PIRELLI FINANCE (LUXEMBOURG) S.A.

By:
    ---------------------------------------
Name:
Title:


WITHOUT PREJUDICE TO THE FOREGOING EXECUTION OF THIS CONFIRMATION BY THE PARTIES, PIRELLI FINANCE (LUXEMBOURG) S.A. HEREBY EXPRESSLY AND SPECIFICALLY CONFIRMS ITS AGREEMENT WITH THE PROVISIONS OF SECTION 13(B) OF THE ISDA MASTER AGREEMENT FOR THE PURPOSES OF ARTICLE I OF THE PROTOCOL ANNEXED TO THE CONVENTION ON JURISDICTION AND THE ENFORCEMENT OF JUDGMENTS IN CIVIL AND COMMERCIAL MATTERS SIGNED AT BRUSSELS ON 27 SEPTEMBER 1968.

PIRELLI FINANCE (LUXEMBOURG) S.A.

By:
    ---------------------------------------
Name:
Title:








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